Exhibit 99.2

CHARTER OF THE

FINANCE JOINT COMMITTEE

OF THE BOARD OF DIRECTORS

OF FIFTH THIRD BANCORP

AS APPROVED BY THE BOARD OF DIRECTORS

ON JANUARY 20, 2009

I. AUTHORITY AND MEMBERSHIP

The Committee shall be a joint Committee of the Boards of Directors of Fifth Third Bancorp, an Ohio corporation (the “Corporation”), and Fifth Third Bank, an Ohio banking corporation (the “Bank”). The members of the Committee are appointed annually by the whole Boards of Directors of the Corporation and the Bank on the recommendation of the Nominating and Corporate Governance Committee. The Committee shall consist of such number of directors as may from time to time be designated by the Board of Directors, but shall not be less than three (3) nor more than seven (7) directors. At least three (3) members of the Committee must also be directors of the Bank. So far as practicable, the members and alternate members of the Committee shall be appointed at the organization meeting of the Board of Directors in each year, and unless sooner discharged by affirmative vote of a majority of the whole Board of Directors, shall hold office until the next annual meeting of the stockholders and until their respective successors are appointed. Any vacancy among the appointed members of the Committee may be filled by affirmative vote of a majority of the whole Board of Directors. All acts done and powers conferred by the Committee shall be deemed to be and may be certified as being, done or conferred under authority of the Board of Directors.

The Chairman of the Committee shall be elected by the Board of Directors and shall preside at all meetings of the Committee at which he is present. In the absence of the Chairman of the Committee, one of the members present shall be chosen by the members of the Committee present to preside at such meeting. The Chairman of the Committee shall designate a member of the Committee to act as secretary at all meetings of the Committee and in his absence a temporary secretary shall be appointed by the chairman of the meeting.

A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present, shall be the act of the Committee. In the absence of a quorum, a majority of the members of the Committee present may adjourn any meeting, from time to time, until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned.

The Committee has the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Committee shall also have the authority, to the extent it deems necessary or appropriate, to ask the Corporation or the Bank to provide the Committee with the support of one or more Corporation or Bank employees to assist it in carrying out its duties. The Corporation and the Bank shall provide for appropriate funding, as determined solely by the Committee, for payment of compensation to any advisors employed by the Committee. The Committee may request any officer or employee of the Corporation or the Bank or the Corporation’s outside counsel or other advisors to attend a meeting of the Committee or to meet with any members of, or consultant to, the Committee.

II. PURPOSE OF THE COMMITTEE

The Committee’s primary purpose is to exercise, during the intervals between the meetings of the Board of Directors, all the powers of the Board of Directors of the Corporation and the Bank in the management of the business, properties and affairs of the Corporation and the bank that may be permissibly exercised by a committee thereof.

III. RESPONSIBILITIES OF THE COMMITTEE

A. Charter Review

•	Review and reassess the adequacy of this charter annually and recommend to the Board any proposed changes to this charter; and

•

Publicly disclose the charter and any such amendments at the times and in the manner required by the SEC and/or any other regulatory body or stock exchange having authority over the Corporation, and in all events post such charter and amendments to the Corporation’s website.

B. Exercise Power of Board of Directors

The Committee shall have and may exercise, during the intervals between the meetings of the Board of Directors, all the powers of the Board of Directors in the management of the business, properties and affairs of the Corporation, including authority to take all action provided in the Corporation’s Code of Regulations to be taken by the Board of Directors; provided, however, that the foregoing is subject to the applicable provisions of law and shall not be construed as authorizing action by the Committee with respect to:

•	Filling vacancies in the Board of Directors;

•	Filling vacancies in any committee of the Board of Directors (including this Committee);

•	Appointing committees of the Board of Directors;

•	Designation of the Corporation’s Chief Executive Officer;

•	Removal of officers of the Corporation;

•	Removal of members of any committee of the Board of Directors (including this Committee);

•	Declaration of any dividend;

•	Exercising any authority granted to any other committee of the Board of Directors;

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Taking any action which, under any applicable securities, tax, banking or other laws, rules or regulations or requirements applicable to Nasdaq National Market issuers or such other exchange or system upon which the Corporation’s securities are listed, quoted and/or traded, may only be taken by a committee of directors meeting certain qualifications (such as “independence”) if the Committee members do not meet those qualifications;

•	Taking any action reserved to the shareholders of the Corporation; or

•	Taking any action not permitted to be taken by a committee of the Board of Directors by law, the Corporation’s Articles of Incorporation or the Corporation’s Code of Regulations.

C. General

•	Report to the Board on the Committee’s activities at each Board meeting.

•	Keep minutes of its acts and proceedings which shall be submitted at the next regular meeting of the Board of Directors.

•	Annually review the performance of the Committee.

In performing their responsibilities, Committee members are entitled to rely in good faith on information, opinions, reports or statements prepared or presented by:

•	One or more officers or employees of the Corporation or the Bank whom the Committee member reasonably believes to be reliable and competent in the matters presented;

•	Counsel, independent auditors, or other persons as to matters which the Committee member reasonably believes to be within the professional or expert competence of such person; or

•	Another committee of the Board as to matters within its designated authority which committee the Committee member reasonably believes to merit confidence.